UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2018 (December 24, 2018)

SUNBURST ACQUISITIONS V, INC.

(Exact Name of Registrant as Specified in Charter)

COLORADO	000-24483	84-1461844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2305A, 23/F,

World-Wide House, 19 Des Voeux Road,

Central, Hong Kong

(Address of Principal Executive Offices)
(Zip Code)

(852) 2231 9629
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On December 24, 2018 (the “Closing Date”), Success Green International Limited, a Hong Kong corporation (the “Purchaser”), and a wholly owned subsidiary of Sunburst Acquisitions V, Inc., a Colorado corporation (the “Company”), entered into Share Purchase Agreements (the “Agreement”) with Advance Capital Investment Group Inc., a Vanuatu corporation (the “Target”), and Ho Chun Lung Terence, the sole owner of the Target, as well a principal shareholder of the Company (the “Seller”), pursuant to which the Purchaser received 100% equity interest in the Target from the Seller, for a nominal consideration of $1. Immediately following the Closing Date, the Target became a wholly owned subsidiary of the Purchaser.

The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title
10.1	Share Purchase Agreement dated December 24, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS V, INC.

	By:	/s/ Terence Ho
Terence Ho
Chief Executive Officer and Chairman of the Board
Dated: December 31, 2018

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